 EX‑33.7

(logo) TRIMONT

           REAL ESTATE ADVISORS

Management's Certification Regarding Compliance with Applicable Servicing Criteria

Trimont Real Estate Advisors, LLC (formerly known as Trimont Real Estate Advisors, Inc.) (the "Asserting Party") is responsible for assessing compliance as of and for the year ended December 31, 2015 (the "Reporting Period") with the applicable servicing criteria set forth in Item 1122(d) of the Securities and Exchange Commission's Regulation AB as set forth in Exhibit A hereto (the "Applicable Servicing Criteria"). The transactions covered by this report are only those transactions processed by the Asserting Party in its capacity as trust, senior trust or operating advisor for the asset backed securities transactions listed in Exhibit B hereto (the "Platform").

The Asserting Party has used the servicing criteria set forth in Item 1122(d) of the Securities and Exchange Commission's Regulation AB to assess its compliance with the Applicable Servicing Criteria for the Reporting Period and has concluded that the Asserting Party has complied, in all material respects, with the Applicable Servicing Criteria as of and for the year ended December 31, 2015 with respect to the Platform.

Grant Thornton LLP, an independent registered public accounting firm, has issued an attestation report on the assessment of compliance with the Applicable Servicing Criteria as of and for the year ended December 31, 2015 as set forth in this assertion.

Trimont Real Estate Advisors, LLC

February 29, 2016

/s/ Yean Lee

Yean Lee

Chief Financial Officer

Exhibit A
Regulation AB Criteria			Applicable Criteria Performed Directly by Trimont	Not applicable criteria - Not performed by Trimont or by subservicer(s) or vendor(s) retained by Trimont.
Section	Description	Criteria
(d)(1)(i)	Policies and Procedures	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreement.		X
(d)(1)(ii)	Policies and Procedures (vendors)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.		X
(d)(1)(iii)	Back-up Servicer	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.		X
(d)(1)(iv)	Fidelity Bond

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreement.

X
(d)(1)(v)	Accuracy of Information	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.		X
(d)(2)(i)	2 Days to deposit Payments into Custodial Accounts

Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days of receipt, or such other number of days specified in the transaction agreements.

X
(d)(2)(ii)	Wire Transfers	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.		X
(d)(2)(iii)	Advances

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

X
(d)(2)(iv)	Commingling

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

X
(d)(2)(v)	Federally Insured Institution

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of §240.13k-1(b)(1) of this chapter. I.3 Each custodial account shall be maintained at a federally insured depository institution in trust for the applicable investor.

X
(d)(2)(vi)	Unissued Checks	Unissued checks are safeguarded so as to prevent unauthorized access.		X
(d)(2)(vii)	Reconciliations

Reconciliations are prepared on a monthly basis for all asset- backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations: (a) are mathematically accurate; (b) are prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (c) are reviewed and approved by someone other than the person who prepared the reconciliation; and (d) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

X
(d)(3)(i)	Reports to the Investor

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports:
(a) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (b) provide information calculated in accordance with the terms specified in the transaction agreements; (c) are filed with the Commission as required by its rules and regulations; and (d) agree with investors' or the trustee's records as to the total unpaid principal balance and number of pool assets serviced by the servicer.

X1
(d)(3)(ii)	Investor Remittance	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.		X
(d)(3)(iii)	Investor's Records	Disbursements made to an investor are posted within two business days to the servicer's investor records, or such other number of days specified in the transaction agreements.		X
(d)(3)(iv)	Remittance and Bank Statements	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.		X
(d)(4)(i)	Collateral/ Security on Pool Assets	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.		X
(d)(4)(ii)	Safeguard Pool Assets	Pool assets and related documents are safeguarded as required by the transaction agreements.		X
(d)(4)(iii)	Changes to the Pool Assets	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.		X
(d)(4)(iv)	Obligor's Payment Record

Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the applicable servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g. escrow) in accordance with the related pool asset documents.

X
(d)(4)(v)	Pool Asset Records Match UPB	The servicer’s records regarding the pool assets agree with the servicer's records with respect to an obligor's unpaid principal balance.		X
(d)(4)(vi)	Loan Modifications

Changes with respect to the terms or status of an obligor's pool asset (e.g. loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

X
(d)(4)(vii)	Loss Mitigation Actions

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreement.

X1
(d)(4)(viii)	Collection Efforts Documented

Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

X
(d)(4)(ix)	ARMs	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.		X
(d)(4)(x)	Escrow Funds

Regarding any funds held in trust for an obligor such funds are (a) analyzed, in accordance with the obligor's pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (b) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (c)returned to the obligor within 30 calendar days of full repayment of the related pool asset, or such other number of days specified in the transaction agreements.

X
(d)(4)(xi)	Timely Payments

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

X
(d)(4)(xii)	Late Payment Penalties

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.

X
(d)(4)(xiii)	Obligor's Records

Disbursements made on behalf of an obligor are posted within two business days to the obligor's records maintained by the servicer, or such other number of days specified in the transaction agreements.

X
(d)(4)(xiv)	Delinquencies, Charge-offs, and Other Uncollectible Accounts	Delinquencies, Charge-offs, and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.		X
(d)(4)(xv)	Any External Enhancement	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of this Regulation AB, is maintained as set forth in the transaction agreements.		X

1 This criteria is applicable for all securitizations in Exhibit B; however, per the terms of the transaction agreements, with respect to trust/operating advisor reports to investors relating to events occurring during the Reporting Period, if any, no trust/operating advisor actions were required during the Reporting Period, as such reports to investors are due within 120 days from December 31, 2015.

Exhibit B
Name	Transaction	Period of Service
DBUBS 2011-LC3	Commercial Mortgage Pass-Through Certificates, DBUBS 2011-LC3 pursuant to the Pooling and Servicing Agreement dated August 1, 2011	January 1, 2015 - December 31, 2015
WFRBS 2011-C5	Commercial Mortgage Pass-Through Certificates, WFRBS 2011-C5 pursuant to the Pooling and Servicing Agreement dated November 1, 2011	January 1, 2015 - December 31, 2015
MSC 2011-C3	Commercial Mortgage Pass-Through Certificates, MSC 2011-C3 pursuant to the Pooling and Servicing Agreement dated October 1, 2011	January 1, 2015 - December 31, 2015
CFCRE 2011-C2	Commercial Mortgage Pass-Through Certificates, CFCRE 2011-C2 pursuant to the Pooling and Servicing Agreement dated December 11, 2011	January 1, 2015 - December 31, 2015
UBS CCMT-2011	Commercial Mortgage Pass-Through Certificates, UBS CCMT-2011 pursuant to the Pooling and Servicing Agreement dated December 1, 2011	January 1, 2015 - December 31, 2015
GSMS 2012-GC6	Commercial Mortgage Pass-Through Certificates, Series 2012-GC6 pursuant to the Pooling and Servicing Agreement dated February 1, 2012	January 1, 2015 - December 31, 2015
UBS 2012-C1	Commercial Mortgage Pass-Through Certificates, Series 2012-C1 pursuant to the Pooling and Servicing Agreement dated May 1, 2012	January 1, 2015 - December 31, 2015
JPMCC 2012 - CIBX	Commercial Mortgage Pass-Through Certificates, Series 2012-CIBX pursuant to the Pooling and Servicing Agreement dated June 1, 2012	January 1, 2015 - December 31, 2015
WFRBS 2012-C7	Commercial Mortgage Pass-Through Certificates, Series 2012-C7 pursuant to the Pooling and Servicing Agreement dated June 1, 2012	January 1, 2015 - December 31, 2015
WFCM 2012-LC5	Commercial Mortgage Pass-Through Certificates, Series 2012-LC5 pursuant to the Pooling and Servicing Agreement dated September 1, 2012	January 1, 2015 - December 31, 2015
WFRBS 2012-C9	Commercial Mortgage Pass-Through Certificates, Series 2012-C9 pursuant to the Pooling and Servicing Agreement dated October 1, 2012	January 1, 2015 - December 31, 2015
UBS 2012-C4	Commercial Mortgage Pass-Through Certificates, Series 2012-C4 pursuant to the Pooling and Servicing Agreement dated December 1, 2012	January 1, 2015 - December 31, 2015
GSMS 2013-GC10	Commercial Mortgage Pass-Through Certificates, Series 2013-GC10 pursuant to the Pooling and Servicing Agreement dated February 1, 2013	January 1, 2015 - December 31, 2015
WFRBS 2013-C11	Commercial Mortgage Pass-Through Certificates, Series 2013-C11 pursuant to the Pooling and Servicing Agreement dated February 1, 2013	January 1, 2015 - December 31, 2015
MSBAM 2013-C9	Commercial Mortgage Pass-Through Certificates, Series 2013-C9 pursuant to the Pooling and Servicing Agreement dated May 1, 2013	January 1, 2015 - December 31, 2015
WFRBS 2013-C13	Commercial Mortgage Pass-Through Certificates, Series 2013-C13 pursuant to the Pooling and Servicing Agreement dated May 1, 2013	January 1, 2015 - December 31, 2015
GSMS 2013-GC13	Commercial Mortgage Pass-Through Certificates, Series 2013-GC13 pursuant to the Pooling and Servicing Agreement dated July 1, 2013	January 1, 2015 - December 31, 2015
WFRBS 2013-C15	Commercial Mortgage Pass-Through Certificates, Series 2013-C15 pursuant to the Pooling and Servicing Agreement dated August 1, 2013	January 1, 2015 - December 31, 2015
MSBAM 2013-C12	Commercial Mortgage Pass-Through Certificates, Series 2013-C12 pursuant to the Pooling and Servicing Agreement dated October 1, 2013	January 1, 2015 - December 31, 2015
WFRBS 2013-C17	Commercial Mortgage Pass-Through Certificates, Series 2013-C17 pursuant to the Pooling and Servicing Agreement dated August 1, 2013	January 1, 2015 - December 31, 2015
WFRBS 2014-LC14	Commercial Mortgage Pass-Through Certificates, Series 2014-LC14 pursuant to the Pooling and Servicing Agreement dated February 1, 2014	January 1, 2015 - December 31, 2015
WFRBS 2014-C19	Commercial Mortgage Pass-Through Certificates, Series 2014-C19 pursuant to the Pooling and Servicing Agreement dated March 1, 2014	January 1, 2015 - December 31, 2015
GSMS 2014-GC20	Commercial Mortgage Pass-Through Certificates, Series 2014-GC20 pursuant to the Pooling and Servicing Agreement dated April 1, 2014	January 1, 2015 - December 31, 2015
WFRBS 2014-C21	Commercial Mortgage Pass-Through Certificates, Series 2014-C21 pursuant to the Pooling and Servicing Agreement dated August 1, 2014	January 1, 2015 - December 31, 2015
CGCMT 2014-GC23	Commercial Mortgage Pass-Through Certificates, Series 2014-GC23 pursuant to the Pooling and Servicing Agreement dated August 1, 2014	January 1, 2015 - December 31, 2015
WFRBS 2014-C23	Commercial Mortgage Pass-Through Certificates, Series 2014-C23 pursuant to the Pooling and Servicing Agreement dated September 1, 2014	January 1, 2015 - December 31, 2015
WFRBS 2014-C25	Commercial Mortgage Pass-Through Certificates, Series 2014-C25 pursuant to the Pooling and Servicing Agreement dated December 1, 2014	January 1, 2015 - December 31, 2015
GSMS 2015-GC30	Commercial Mortgage Pass-Through Certificates, Series 2015-GC30 pursuant to the Pooling and Servicing Agreement dated May 1, 2015	May 1, 2015 – December 31, 2015
WFCM 2015-C27	Commercial Mortgage Pass-Through Certificates, Series 2015-C27 pursuant to the Pooling and Servicing Agreement dated March 1, 2015	March 1, 2015 – December 31, 2015
WFCM 2015-C29	Commercial Mortgage Pass-Through Certificates, Series 2015-C29 pursuant to the Pooling and Servicing Agreement dated June 1, 2015	June 1, 2015 – December 31, 2015
WFCM 2015-C31	Commercial Mortgage Pass-Through Certificates, Series 2015-C31 pursuant to the Pooling and Servicing Agreement dated November 1, 2015	November 1, 2015 – December 31, 2015
WFCM 2015-LC20	Commercial Mortgage Pass-Through Certificates, Series 2015-LC20 pursuant to the Pooling and Servicing Agreement dated March 1, 2015	March 1, 2015 – December 31, 2015
WFCM 2015-NXS1	Commercial Mortgage Pass-Through Certificates, Series 2015-NXS1 pursuant to the Pooling and Servicing Agreement dated April 1, 2015	April 1, 2015 – December 31, 2015
WFCM 2015-SG1	Commercial Mortgage Pass-Through Certificates, Series 2015-SG1 pursuant to the Pooling and Servicing Agreement dated August 1, 2015	August 1, 2015 – December 31, 2015